Exhibit 99.1

Adit EdTech Acquisition Corp. Transfers Listing to NYSE American LLC

NEW YORK, February 13, 2023 — Adit EdTech Acquisition Corp. (NYSE: ADEX, ADEX-WS, ADEX-U) (“ADEX” or the “Company”), a special purpose acquisition company, announced today that it expects to transfer the listing of its common stock, units and warrants from The New York Stock Exchange (the “NYSE”) to the NYSE American LLC (“NYSE American”), where it has been approved for listing subject to confirmation of its satisfaction of the NYSE American’s listing standards. As previously disclosed, on February 7, 2023, NYSE informed ADEX that trading in the Company’s common stock, units and warrants had been halted, as the Company no longer satisfies the continued listing standard of the NYSE requiring the Company to maintain an average aggregate global market capitalization attributable to its publicly-held shares over a consecutive 30 trading day period of at least $40,000,000. ADEX’s decision to transfer to the NYSE American was motivated by several factors, including the trading halt and the more favorable thresholds for continued listing on the NYSE American following recent redemptions of ADEX’s IPO shares in connection with the vote to extend the deadline by which ADEX must complete its initial business combination. Following the transfer, ADEX intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission (the “SEC”). ADEX expects its common stock, units and warrants to begin trading on the NYSE American on or about February 16, 2023.

About Adit EdTech Acquisition Corp.

ADEX is a publicly listed special purpose acquisition company sponsored by an affiliate of Adit Ventures, LLC, formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. ADEX’s strategy is to focus on companies which offer an opportunity for stockholder value creation through the combination of (i) an attractive valuation entry point, (ii) a clear plan to unlock incremental value through operational and/or strategic improvements and (iii) a clear path to bring the target company to the public market and implement best-in-class public company governance. ADEX’s CEO, David Shrier, has published multiple books about blockchain and fintech and created the global online fintech and blockchain programs for the Massachusetts Institute of Technology and the University of Oxford. ADEX’s CFO, John D’Agostino, founded and leads the AIMA Digital Asset Working Group, is Chair of the of the UK Consulate’s Financial Services Working Group, and is Fellow of the AIF Global Financial Innovation Institute.

Important Information About the Merger and Where to Find It

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination transaction between ADEX and Griid Holdco LLC (“GRIID”) and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GRIID, the combined company or ADEX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. ADEX has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the SEC. The definitive proxy statement/prospectus will be sent to all ADEX stockholders. Before making any voting decision, investors and security holders of ADEX are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ADEX through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, ADEX and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ADEX’s directors and executive officers is available in ADEX’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.